Exhibit 99.2

Levi Strauss & Co. Fourth Quarter & Fiscal Year 2007 Presented by: Hans Ploos van Amstel Chief Financial Officer February 12, 2008 This presentation should be read in conjunction with Levi Strauss & Co.'s annual report on Form 10-K for the fiscal year ended November 25, 2007.

Net revenue growth helped by currency. Strong gross and operating margins. Net income reflects lower interest, substantial tax benefit. 1 LS&CO. Q4 / FY 2007 - Income Statement Overview

2 LS&CO. Q4 / FY 2007 - Regional Overview 2007 net revenues in North America reflect slower second half. Net revenues up in Europe, further helped by currency. Asia Pacific net revenues up; operating income reflects higher inventory markdowns.

3 LS&CO. Full Year 2007 - Cash Flow Overview Operating activities: Lower taxes, pensions and inventory management. Investing activities: Retail network and SAP. Financing activities: Two refinancings, +$250 million gross debt reduction.

4 Key Conclusions Healthy operating margins. Debt restructured, more than $250 million debt reduction. Solid cash flow while investing in the business. Strong net income reflects tax benefit. Continued focus on cash flow and building our brands.